UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

INTERVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49809	94-3300070
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

46430 Fremont Boulevard

Fremont, California 94538

(Address of Principal Executive Offices)

(510) 651-0888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and restates the current report on Form 8-K filed by InterVideo Inc. on June 16, 2005.

ITEM 4.01. Changes in Registrant’s Certifying Accountant

On June 10, 2005, KPMG LLP informed InterVideo, Inc. that KPMG has resigned as the Company’s independent registered public accounting firm effective as of that date.

In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through June 10, 2005, there were: (1) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and (2) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except that as previously disclosed by the Company in its annual report on Form 10-K/A for the year ended December 31, 2004 KPMG LLP advised the Company of the following material weaknesses identified in managements assessment:

1) The Company has inadequate controls and procedures in place to effectively identify and monitor amendments to software license arrangements. As a result of these deficiencies, our accounting personnel may not be made aware of changes to software license arrangements that require recognition in our financial accounting records. Accordingly, errors in our accounting for revenue may occur and not be detected. As a result of these deficiencies, more than a remote likelihood exists that a material misstatement of our annual or interim financial statements would not be prevented or detected on a timely basis by employees during the normal course of performing their assigned functions.

2) The Company has insufficient processes and controls, including management oversight and review, over our income tax accounting practices, estimates, calculations and required disclosures. As a result of these deficiencies, material errors were identified in the computation of our current period income tax expense and in amounts reported as deferred income taxes in our income tax disclosures. These errors were identified and corrected prior to the issuance of our financial statements as of and for the year ended December 31, 2004.

3) The Company has inadequate controls within our accounting and financial information systems over user access, segregation of duties and monitoring of information systems. As a result of these deficiencies, we identified instances whereby users had access to and authority to initiate transactions within certain modules and applications of our accounting and financial systems that were not consistent with their respective roles and responsibilities. Such inappropriate access rights and inappropriate segregation of duties give rise to the potential for unauthorized and undetected activity within our information systems and results in more than a remote likelihood that a material misstatement of our annual or interim financial statements would not be prevented or detected on a timely basis by employees during the normal course of performing their assigned functions.

The audit reports of KPMG LLP on the consolidated financial statements of InterVideo, Inc. and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of three material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that describes the material weaknesses consistent with the above description.

Since KPMG resigned without previously notifying the audit committee of the Company’s board of directors, the decision to change accountants was not recommended or approved by the audit committee.

ITEM 9.01. Financial Statement and Exhibits

The Company has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

(c) Exhibits

16.1	Letter from KPMG LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.
(Registrant)

Date: June 17, 2005	/s/ Randall Bambrough
Randall Bambrough
Chief Financial Officer

INDEX OF EXHIBITS:

Exhibit Number	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission regarding change in certifying accountant.